As filed with the Securities and Exchange Commission on August 4, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________________________________________________________________________
BANDWIDTH INC.
(Exact name of registrant as specified in its charter)
___________________________________________________________________________________________________

Delaware	56-2242657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
900 Main Campus Drive
Raleigh, NC 27606
(Address, including zip code of principal executive offices)
Bandwidth Inc. Amended and Restated 2017 Incentive Award Plan
(Full title of the plans)
David A. Morken
Chairman and Chief Executive Officer
Bandwidth Inc.
900 Main Campus Drive
Raleigh, NC 27606
(800) 808-5150
(Name, address and telephone number of agent for service)
___________________________________________________________________________________________________
Copies to:

R. Brandon Asbill, Esq. General Counsel Bandwidth Inc. 900 Main Campus Drive Raleigh, NC 27606 (800) 808-5150	Michael Benjamin, Esq. John Chory, Esq. Shagufa Hossain, Esq. Latham & Watkins LLP 885 Third Avenue New York, NY 10022 (212) 906-1200
___________________________________________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SECURITIES
The purpose of this Registration Statement is to register 4,790,520 additional shares of Class A common stock, $0.001 par value per share (the “Class A Common Stock”), of Bandwidth Inc. (the “Company”) for issuance pursuant to the grant or exercise of awards under the Bandwidth Inc. Amended and Restated 2017 Incentive Award Plan (as amended from time to time, the “2017 Plan”). The Class A Common Stock registered hereunder is in addition to the (i) 1,250,000 shares of Class A Common Stock issued or issuable under the 2017 Plan, (ii) 3,312,392 shares of Class A Common Stock issued or issuable under the Bandwidth.com, Inc. 2010 Equity Compensation Plan, (iii) 347,399 shares of Class A Common Stock issued or issuable under the Bandwidth.com, Inc. 2001 Stock Option Plan (the “2001 Plan”) and (iv) 347,399 shares of the Company’s Class B common stock, $0.001 par value per share, issued or issuable under the 2001 Plan, in each case, as previously registered on the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 19, 2017 (Commission File No. 333-222167) (the “Prior Registration Statement”).
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Item 8.	Exhibits.

Exhibit Number	Description

3.1
Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-220945) filed on October 27, 2017).

3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-220945) filed on October 27, 2017).

4.1
Bandwidth Inc. Amended and Restated 2017 Incentive Award Plan (incorporated by reference to Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2022, filed on May 5, 2022.

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on this 4th day of August, 2022.

BANDWIDTH INC.

By:	/s/ David A. Morken
David A. Morken
Cofounder, Chief Executive Officer and Chairman
SIGNATURES AND POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint R. Brandon Asbill, his or her true and lawful attorney-in-fact and agent with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Morken	Cofounder, Chief Executive Officer	August 4, 2022
David A. Morken	and Chairman (Principal Executive Officer)

/s/ Daryl E. Raiford	Chief Financial Officer	August 4, 2022
Daryl E. Raiford	(Principal Financial Officer and Principal Accounting Officer)

/s/ Brian D. Bailey	Director	August 4, 2022
Brian D. Bailey

/s/ Rebecca G. Bottorff	Director	August 4, 2022
Rebecca Bottorff

/s/ John C. Murdock	Director	August 4, 2022
John C. Murdock

/s/ Lukas M. Roush	Director	August 4, 2022
Lukas M. Roush

/s/ Douglas A. Suriano	Director	August 4, 2022
Douglas A. Suriano